Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-91909 on Form S-8 and No. 333-153639 on Form S-8 of our report dated June 9, 2011, relating to the financial statements of ePlus inc. and the effectiveness of ePlus inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of ePlus inc. for the year ended March 31, 2011.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

June 9, 2011